Exhibit 7.6

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, par value $0.01 per share, of Office Depot, Inc., a Delaware corporation (the “Issuer”) into which shares of 10% Series A Redeemable Convertible Participating Perpetual Stock, par value $0.01 per share (the “Series A Preferred Stock” ) of the Issuer are immediately convertible, unless and until a Reporting Person shall give written notice to the other Reporting Persons that it wishes to make separate Schedule 13D filings.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be duly executed as of this 2nd day of July, 2009.

For and on behalf of the Limited Partnerships BC
European Capital VIII – 1 to 12 and 14 to 34:

/S/ MATTHEW ELSTON
Name: Matthew Elston
Director, CIE Management II Limited acting as General Partner of the Limited Partnerships BC European Capital VIII - 1 to 12 and 14 to 34

/S/ MARK RODLIFFE
Name: Mark Rodliffe
Director, CIE Management II Limited acting as General Partner of the Limited Partnerships BC European Capital VIII - 1 to 12 and 14 to 34

For and on behalf of BC European Capital VIII – 35 SC to 39 SC:

/S/ MATTHEW ELSTON
Name: Matthew Elston
Director, LMBO Europe SAS
As Gérant to BC European Capital VIII – 35 SC to 39 SC

/S/ MIKE TWINNING
Name: Mike Twinning
Director, LMBO Europe SAS
As Gérant to BC European Capital VIII – 35 SC to 39 SC

Dated as of July 2, 2009

CIE Management Limited II:

/S/ MATTHEW ELSTON
Name: Matthew Elston
Director, CIE Management II Limited

/S/ MARK RODLIFFE
Name: Mark Rodliffe
Director, CIE Management II Limited

LMBO Europe SAS:

/S/ MATTHEW ELSTON
Name: Matthew Elston
Director, LMBO Europe SAS

/S/ MIKE TWINNING
Name: Mike Twinning
Director, LMBO Europe SAS